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                                 EXHIBIT 23.3


The Board of Directors
Airways Corporation:

We consent to the use of our reports included in the Form S-4 of ValuJet, Inc. and the reference to our firm under the heading "Experts" in the prospectus.


KPMG PEAT MARWICK LLP


Tampa, Florida
September 24, 1997